NEWS RELEASE

[LOGO] CARDIAC SCIENCE	C A R D I A C S C I E N C E I N C 1900 Main Street, Suite 700 Irvine, California 92614 USA

PHONE + 1 949 797 3800 FAX + 1 949 951 7315 www.cardiacscience.com investorinfo@cardiacscience.com

Contact:
For GE Medical Systems	For Cardiac Science, Inc
Susie Nichols	Matt Clawson (Investors)	Michael Gioffredi
(262) 293-7272	Len Hall (Media)	VP, Sales and Marketing
Susan.Nichols@med.ge.com	Allen & Caron Inc	(949) 797-3800
	(949) 474-4300	mgioffredi@cardiacscience.com
matt@allencaron.com
len@allencaron.com

For Immediate Release:

CARDIAC SCIENCE SIGNS DISTRIBUTION AND DEVELOPMENT AGREEMENTS WITH GE

MEDICAL SYSTEMS TO SUPPLY DEFIBRILLATORS UNDER THE GE NAME

Cardiac Science to Supply AED and CRM Products to GE Medical Systems for Sale Internationally By GE; and to Develop and Manufacture New Hospital Defibrillator Products Exclusively for GE

IRVINE, Calif. and MILWAUKEE (July 31, 2003) — Cardiac Science Inc. (Nasdaq: DFIB) and GE Medical Systems Information Technologies, the healthcare IT business of General Electric Company (NYSE: GE), announced today that they have signed multi-year strategic OEM, distribution and development agreements, under which GE will market Cardiac Science automated external defibrillators (AEDs) and fully-automatic in-hospital defibrillator-monitors (CRMs) under the GE name in Europe, Asia, the Middle East and other international markets. Under the agreements, Cardiac Science will also develop and manufacture a line of biphasic external defibrillators for exclusive sale by GE on a worldwide basis.

AEDs are portable easy-to-use devices that deliver a life-saving electric defibrillation shock to the heart to halt sudden cardiac arrest—rapid and chaotic heart activity—and restore a normal heart rhythm. AEDs are used by medical personnel and first responders such as police, fire and ambulance personnel, and are also being deployed for use in corporations and public places where people gather, play and work.

The private-label AEDs and CRMs, which are expected to begin shipping to GE in the fall of 2003, will be marketed to a wide variety of healthcare providers, including hospitals, physicians, clinics and others in the medical industry.

According to Mike Genau, vice president of Cardiology Systems for GE Medical Systems Information Technologies, the alliance allows GE to better serve cardiac patients in need of immediate care. “The need for automatic external defibrillators — in public access areas in hospitals and other healthcare provider locations — is growing significantly. We selected Cardiac Science as a supplier of defibrillation technology based on the quality of its products, as well as their impressive development and manufacturing capabilities. GE Medical Systems’ global presence in hospitals, physicians’ offices and clinics, combined with world-class products from Cardiac Science, positions us to establish a leadership role in providing AEDs and other defibrillation technologies to healthcare providers and distribution partners.”

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CARDIAC SCIENCE SIGNS AGREEMENTS WITH GE MEDICAL SYSTEMS

Raymond W. Cohen, president and CEO of Cardiac Science said, “GE has significant international reach which will allow us to provide our advanced technology in new embodiments and markets, and the vision to help us achieve our goal of making Cardiac Science the leader in the fast-growing AED market worldwide. Being selected by GE to develop, manufacture and supply defibrillator products under the GE brand name is a significant milestone for our Company and further validates the uniqueness of our technology and the quality of our manufacturing process.”

About GE Medical Systems Information Technologies

GE Medical Systems Information Technologies provides hospitals and healthcare systems with advanced solutions to improve their clinical performance. The Company’s expertise spans the areas of cardiology, patient monitoring, image management, clinical communications, clinical information systems and Six Sigma-based management tools to enable a real-time, integrated electronic medical record. GE Medical Systems Information Technologies is a business of GE Medical Systems, a $9 billion global leader in medical imaging, interventional procedures, and healthcare services. Additional information about GE Medical Systems can be found at www.gemedical.com.

About Cardiac Science

Cardiac Science develops, manufactures and markets Powerheart®-brand automated portable public access defibrillators, Diascope® brand patient monitors as well as Powerheart Cardiac Rhythm Module™, the only FDA-cleared therapeutic patient monitor that instantly and automatically treats hospitalized cardiac patients who suffer life-threatening heart rhythms. Cardiac Science holds 71 issued patents relating to external defibrillation devices and proprietary technology. Cardiac Science products are marketed in the United States by its 60-person direct sales force and by international distributors in more than 50 countries around the world. For more information, please visit Cardiac Science at www.cardiacscience.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Cardiac Science cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision. Information on these and other factors is detailed in the Company’s Form 10-K for the year ending December 31, 2002 and other documents filed by the Company with the Securities and Exchange Commission.

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